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                                                                  EXHIBIT (j)(6)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" for Galaxy Money Market Fund, Galaxy Government Money Market Fund, Galaxy U.S. Treasury Money Market Fund and Galaxy Tax-Exempt Money Market Fund in the Retail A Shares and Trust Shares Prospectuses of Galaxy Money Market Funds, and Galaxy Connecticut Municipal Money Market Fund and Galaxy Massachusetts Municipal Money Market Fund in the Retail A Shares and Prime Shares Prospectuses of Galaxy Municipal Money Market Funds. We also consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in The Galaxy Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 61 to the Registration Statement (Form N-1A, No. 33-4806) of our report dated June 20, 2003 on the financial statements and financial highlights in the Annual Report to the Shareholders for the fiscal period ended May 31, 2003 of Galaxy Money Market Fund, Galaxy Government Money Market Fund, Galaxy U.S. Treasury Money Market Fund, Galaxy Tax-Exempt Money Market Fund, Galaxy Connecticut Municipal Money Market Fund, and Galaxy Massachusetts Municipal Money Market Fund (six of the portfolios constituting The Galaxy Fund).


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                            Ernst & Young LLP


Boston, Massachusetts
September 23, 2003